CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into this 25th day of September, 2017, by and between **BORDERS CONSULTING, LLC,** located at 1555 Baywater Ct., Heathrow, FL (hereinafter referred to as "Consultant," or "BCS") and **Corix Biosciences Inc.** (CXBS) located in Phoenix, AZ (hereinafter referred to as the "Company") (together the "Parties").

WHEREAS, the Parties desire to set fort the terms and conditions under which BCS shall provide corporate consulting services to the Company;

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, and other valid consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

1. Term of Agreement

The term of this Agreement will commence immediately by both parties and will continue for 3 (3) months, subject to the Company's right to terminate this Agreement on thirty (30) days written notice to BCS ("the Term"). The Term may be renewed upon the mutual written consent of the Parties.

2. Nature of Services to be rendered

During the Term and any renewal thereof, BCS shall; (a) provide the Company with corporate consulting service(s) on a **best efforts** basis in connection with corporate finance relations, corporate consulting services, and corporate finance with respect to the Company ("Services"), (b) use its best efforts to introduce the Company to various securities dealers, investment advisors, analysts, funding sources and other members of the financial community with whom it has established relationships, and generally assist the Company in its efforts to enhance its visibility in the financial community (collectively, the "Services"). It is acknowledged and agreed by the Company that BCS carries no professional licenses, and is not rendering legal advice or performing accounting services, nor acting as an investment advisor or broker-dealer within the meaning of applicable state and federal laws.

3. Disclosure of Information

BCS agrees as follows:

BCS shall **NOT** use for any purpose other than performing the Services or disclose to any third party **any material non-public information** received from the Company without the consent and approval of the Company other than: (i) to its agents or representatives that have a need to know in connection with the Services hereunder and who are subject to confidentiality agreements covering the Company's information;

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(ii) as may be required by applicable law; and (iii) such information that becomes publicly known through no action or inaction of BCS.

4. **Compensation**

The following represents the compensation to be received by BCS in connection with rendering the Services hereunder:

a) Company agrees to deliver ten thousand (10,000) shares of CXBS common stock AND ten thousand dollars ($10,000) cash per month as follows over a period of three (3) month(s), on a month to month basis, beginning immediately and continuing on the following schedule at the sole discretion of the Company:

i. Initial installment of ten thousand (10,000) shares of CXBS common stock and ten thousand dollars ($10,000) due on or before September 25, 2017

ii. Second installment of ten thousand (10,000) shares of CXBS common stock and ten thousand dollars ($10,000) due on or before October 25, 2017

iii. Third installment of ten thousand (10,000) shares of CXBS common stock and ten thousand dollars ($10,000) due on or before November 25, 2017

5. **Duties of the Consultant.**

The Consultant will develop a marketing campaign for the Company that will increase the market's awareness of the Company, and build a strong shareholder base while increasing shareholder value, with verifiable results (i.e. trade times and prices, position pages.).

Upon initiation of said campaign, BCS will develop and disseminate customized investor relations materials, such as a Corporate Profile, that have been preapproved by the Company, intended to prompt research/analyst coverage and serve as a catalyst for marketing the Company's stock to the investment community. This will promote the understanding of and appreciation for the Company's strategic direction among the retail, wholesale, institutional and individual investing communities.
By targeting investment professionals who are the most logical candidates to become supporters of the Company, BCS will determine and continually refine the Company's key investment appeals with emphasis on long-term growth.

Within an hour of time of release of each time the Company releases a piece of news, BCS will provide this such information about the Company to BCS' network of brokers in order to meet the needs of today's investors who place a premium on the availability of timely, meaningful and accurate information.
The Consultant will then make personal follow-up phone calls to all parties that have previously shown interest in the Company. This ensures that the Company's progress is made known to the brokers, analysts and portfolio managers who can buy or recommend the Company's stock; therefore matching what makes the Company unique with the characteristics sought by each individual financial professional. The

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Consultant will promptly provide copies of such communications to the Company and a report of its calls.

6. Representations and Warranties of BCS.

BCS hereby makes the following unconditional representation and warranties:

In connection with its execution of and performance under the Agreement, BCS has not taken and will not take any action that will cause it to become required to make any filings with or to register in any capacity with the Securities and Exchange Commission (the "SEC"), the National Association of Securities Dealers, Inc. (the "NASD"), the securities commissioner or department of state, or any other regulatory or governmental body or agency.
Neither BCS nor any of its principals are subject to any sanction or restriction imposed or under investigation by the SEC, the NASD, any state securities commission or department, or any other regulatory or government body or agency that would prohibit, limit or curtail BCS's execution of the Agreement or the performances of its obligations hereunder.
BCS is not permitted to provide consulting services to any corporation or entity in a business identical or similar to the Company's for the term of the Agreement.
BCS will perform all Services under the Agreement in a timely and professional manner.

7. Duties of the Company

The Company shall supply BCS, on a regular and timely basis, with all approved data and information regarding the Company, its management, its products, and its operation. Company shall be responsible for advising BCS of any facts which would affect the accuracy of any prior data and information previously supplied to BCS so that BCS may take corrective action.

The Company shall promptly supply BCS with full and completed copies of all filings with all federal and state securities agencies not available on Edgar; with full and complete copies of all shareholder reports and communication, not prepared with the assistance of BCS; with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and with all product/service brochures, and sales materials. Company shall supply to BCS, within fifteen (15) days of execution of the Agreement, with a list of all stockbrokers and market makers active in the stock of the Company and a complete list of all shareholders (at the request of the Consultant.).

BCS's reports are not intended to be used in the offering of securities. Accordingly, the Company agrees as follows:

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Company will notify BCS in writing a minimum of ten (10) days prior to making any private or public offering of securities, including but not limited to any offering registered on form S-8 or pursuant to Regulation S of Regulation D.

Company will not utilize any of BCS's reports in connection with any offering (public or private) of securities without the prior written consent of BCS.

The Company acknowledges that BCS relies on information provided by the Company in connection with the provision of Services hereunder and represents that said information is neither false nor misleading. Company further agrees to hold harmless and indemnify BCS for any breach of such Company representations and for any claims relating to the purchase and/or sale of the Company securities occurring out of or in connection with BCS's relationship with the Company unless resulting from a misrepresentation by BCS. This includes, without limitation, reasonable attorney's fees and other costs arising out of any such claims.

8. Representations and Warranties of the Company

The Company hereby makes the following unconditional representations and warranties:

> The Company is not subject to any restriction imposed by the SEC or by operation of the 1933 Act, the Exchange Act of 1934, as amended (the "1934 Act") or any of the rules and regulations promulgated under the 1933 Act or the 1934 Act which prohibit its execution of this Agreement or the performance of its obligations to BCS set forth herein.
> The Company has not been sanctioned by the SEC, the NASD, or any state securities commissioner or department in connections with issuance of its securities.

The Company hereby agrees (I) all information about the Company provided to BCS, by or on behalf of the Company which may be disseminated to the licensed public by BCS in providing any consulting or other services, pursuant to the Agreement, shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements true, (ii) the Company shall promptly notify BCS if the Company becomes aware that BCS has publicly made any untrue statement of a material fact regarding the Company, or has omitted to state any material fact necessary to make the public statements made by BCS about the Company true, and (iii) the Company shall promptly notify BCS of any "quiet period", "blackout period", or other similar period during which public statements by or on behalf of the Company are restricted by any Securities Law. Each party (an "indemnifying party") hereby agrees, to the full extent permitted by applicable law, to indemnify and hold harmless the other party (the "indemnified party") for any damages caused to the indemnified party by the indemnifying party's breach or violation of a Securities Law the Agreement, or any State Law.

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9. **Insurance**

Throughout the term of this Agreement, BCS will, at its own expense, obtain and maintain the following insurance: Professional Liability Insurance with limits of not less than $1,000,000 per claim. The Company will be named as an additional insured for applicable insurance. BCS will notify the Company in writing within thirty (30) days of any cancellation of its coverage and non-replacement as described herein. Supplier will furnish certificates of insurance evidencing coverage to the Company. All insurance companies utilized will maintain a AM Best rating (or equivalent) of A- or better.

10. **Indemnification of BCS by the Company**

The Company shall indemnify and hold harmless BCS and its principals from and against any and all liabilities and damages in connection with the Company's ownership and operation, and without limiting the foregoing, shall pay BCS's legal fees and expenses if BCS is named as a defendant in any proceedings brought in connection with the Company or its activities not caused by BCS.

11. **Indemnification of the Company by BCS**

BCS shall indemnify and hold harmless the Company and its officers and directors from and against any and all liabilities and damages arising out of any breach of its representations and warranties or agreements made hereunder and shall pay the Company's legal fees and expenses if the Company is named as a defendant in any proceedings brought in connection with the foregoing.

12. **Arbitration**

Any controversy, dispute or claim arising out of or relating to this Agreement or the breach thereof may be settled by arbitration. Arbitration proceedings shall be conducted in accordance with the rules then prevailing of the American Arbitration Association or any successor. The award of the Arbitration shall be binding on the Parties. Judgment may be entered upon an arbitration award or in a court of competent jurisdiction and confirmed by such court. Venue for arbitration proceedings shall be within the Commonwealth of Florida. The costs of arbitration, reasonable attorney's fees of the Parties, together with all other expenses, shall be paid as provided in the Arbitration award.

13. **Attorney Fees**

In the event of a legal action or arbitration is commenced by a Party to the Agreement alleging a default of the terms or conditions of the Agreement, and judgment is held in favor of the non-moving party (respondent/defendant), the non-moving party shall be entitled to recover all cost incurred as a result of defending such action including

reasonable attorney fees, expenses and court costs through trial, appeal and to final disposition.

14. Entire Understanding/Incorporation of other Documents

This Agreement requires the entire understanding of the parties with regard to the subject matter hereof; superseding any and all prior agreements or understandings, whether oral or written, and no further or additional agreements, promises, representations or covenants may be inferred or constructed to exist between Parties.

15. No amendment Except in Writing

Neither the Agreement nor any or its provisions may be altered or amended except in a dated writing signed by both parties.

16. Waiver of Breach

No waiver of any breach of any provision hereof shall be deemed to constitute a continuing waiver or a waiver of any other portion of the agreement.

17. Independent Contractor

BCS agrees to perform its consulting duties hereto as an independent contractor and shall be solely liable for the acts of its employees and agents. Nothing contained herein shall be considered as creating an employer-employee relationship between the parties to this Agreement.

18. Termination of the Agreement

The Agreement will then immediately terminate upon receipt of the written notification ("Date of Termination") by the non-terminating Party. In the event of termination of said Agreement by the Company, the Consultant shall be entitled to keep any and all **undisputed** fees, it received and earned from the Company under the Agreement prior to the Date of Termination. However, in the event the Consultant has received advanced compensation for representation that does not come to fruition, and the Company terminates said Agreement, the Consultant then agrees to forfeit all future compensation from that point forward and to return all the unearned compensation.

19. Governing Law

The Agreement and its provisions shall be constructed in accordance with, pursuant to and governed by the State of Florida, as applicable to agreements to be performed solely within the State of Florida, without regard to its conflict-of-laws provisions then

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in effect. Venue for any litigation shall be the State of Florida, unless otherwise agreed by the parties.

20. Miscellaneous

Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the parties hereto at their addresses first above written. Either party may change his or its address for the purpose of this paragraph by written notice similarly given.

Entire Agreement. This Agreement represents the entire agreement between the Parties in relation to its subject matter; it supersedes and voids all prior agreements between such Parties relating to such subject matter.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one (1) instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year as follows:

CONFIRMED AND AGREED ON THIS 25th day of September, 2017

Corix Biosciences, Inc

By: ______________________ Michael Ogburn

Michael Ogburn **Print Name**

CONFIRMED AND AGREED ON THIS 25th day of September, 2017

BORDERS CONSULTING, LLC.

By: ______________________ ______________________

Daniel K. Borders, President **Print Name**

EIN:_81-5425841

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